UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2011

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 19, 2011, Prosperity Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	William H. Fagan, M.D., Perry Mueller, Jr., D.D.S., James D. Rollins III and Harrison Stafford II were elected as Class I directors to serve on the Board of Directors of the Company until the Company’s 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes

William H. Fagan, M.D.	20,929,176	17,648,974	4,168,612

Perry Mueller, Jr., D.D.S.	22,160,913	16,417,238	4,168,612

James D. Rollins III	26,128,743	12,449,407	4,168,612

Harrison Stafford II	27,179,705	11,398,445	4,168,612

The following Class II and Class III directors continued in office after the Annual Meeting: James A. Bouligny, Leah Henderson, Ned S. Holmes, Robert Steelhammer, H.E. Timanus, Jr., David Zalman and Ervan E. Zouzalik.

2.	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

42,421,950	306,228	18,584	0

3.	The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

37,259,180	1,155,450	163,518	4,168,612

4.	The shareholders selected, on a non-binding, advisory basis, an annual frequency for the shareholder vote on the compensation of the Company’s named executive officers by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

22,469,323	1,315,913	14,518,350	274,563	4,168,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: April 22, 2011	By:	/s/ Peter Fisher
Peter Fisher
General Counsel